Exhibit 99.1

September 21, 2012

T & G APOTHECARY, INC.
3330 South Federal Highway
Suite 200
Boynton Beach, FL 33435

Attention: Ms. Lilia Roberts

Re: Letter of Intent for the combination of BIOLOGIX HAIR INC., ("BIOLOGIX") and T & G APOTHECARY, INC., ("TGAI")

This letter confirms our mutual intention to enter into negotiations to effect a business combination (the "Transaction") on the terms set forth below. This letter is not intended to create legally binding obligations except as set out in paragraphs 4, 6 and 7 below but will serve as the basis for negotiating a definitive agreement leading to the completion of the Transaction.

1.     The Transaction

Structure: The Transaction is to be effected by way of a share exchange between BIOLOGIX and TGAI whereby the BIOLOGIX shareholders exchange their existing shares in BIOLOGIX for new restricted common treasury shares of TGAI. In which case no shareholder approval is required, but each existing BIOLOGIX shareholder can agree in the agreement to participate.

The parties will jointly determine the optimum structure for the Transaction in order to best satisfy tax planning, regulatory and other considerations, including mutually agreed upon performance based milestones.

Exchange: The number of TGAI shares that the shareholders of BlOLOGIX will hold on the closing of the Transaction will be 26,430,000 restricted shares of common stock.

Terms and conditions: The definitive agreement under which the parties will agree to carry out the Transaction (the "Transaction Agreement") will contain provisions that arc customary for a transaction of this nature, and will include (but not be limited to) representation and warranties of both .BIOLOGIX and TGAI (and the BIOLOGIX principal shareholders), including TGAI's status as a reporting issuer with the U.S. Securities and Exchange Commission Exchange (the "SEC"). The closing conditions in favour of both TGAI and BIOLOGIX will include the following:

receipt of all required regulatory approvals to the carrying out of the Transaction;

approvals of the boards of directors of BIOLOGIX and TGAI and shareholders of BIOLOGIX;

obtaining all required consents third parties;

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair.com

completion of all required audited and unaudited financial statements of BIOLOGIX, prepared in accordance with US GAAP and audited and by a PCAOB registered audit firm;

TGAI completing a financing prior to closing of not less than $300,000 consisting of 600,000 pre-split shares of restricted common stock at a price of $.50 per share.

forward split. TGAI will then have 8,600,000 shares issued including the financing described above of which 5,000,000 are a restricted control block 600,000 are new financing shares and 3,000,000 are free trading. These shares are all to be forward split on a 7 new for 1 old basis (7:1);

transfer of 4,000,000 post-split restricted control block management shares to BIOLOGIX Management leaving 31,000,000 post-split restricted control block shares with current management.

cancellation of 30,000,000 post-split restricted management control block shares of TGAI of the currently issued and outstanding shares of common stock leaving 1,000,000 of these shares with current TGAI management:

merger of TGAI and BIOLOGIX on a one share for one shares (1:1) basis leaving a total of 56,630,000 shares issued being 30,200,000 TGAI shares then issued plus 26,430,000 BIOLOGIX shares then issued;

TGAI paying BIOLOGIX a $150,000 non--refundable fee upon execution of the letter of Transaction Agreement;

TGAI will initiate a $50,000,000 best efforts financing upon closing of the merger;

TGAI and its accountant having had a reasonable opportunity to review the foregoing financial statement (including corporate tax returns, general ledger listings, adjusting entries and opening trial balances) of BIOLOGIX, and that both TGAI and its accountants are satisfied with the content of such financial statements;

completion, to their respective sole satisfaction, of due diligence by BIOLOGIX and TGAI of each other;

no material change in the employment agreements of either party without the prior consent of the other parly;

all representations in the Transaction Agreement being accurate as of the closing of the Transaction;

no adverse material change in the business or financial condition of BIOLOGIX or TGAI since the execution of the Transaction Agreement;

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair.com

closing of the transaction to be completed on a best efforts basis by both parties within the following parameters;

notice of completion of substantial due diligence and board approval by both parties by October 1, 2012;

execution of Transaction Agreement by October 3, 2012;

receipt of all required shareholder approvals from BIOLOGIX by October 10, 2012; and

closing of Transaction by October 16, 2012.

Both parties will work diligently during this period but recognize that regulatory and other market delays may require adjustments to this timetable.

2.     Due Diligence

Once all parties have signed this letter, the due diligence teams of BIOLOGIX and TGAI will commence due diligence investigation on the other entity. BIOLOGIX and TGAI will give the other full access to all of its (i) books, records, business plans, financial and operating data and all other information; (ii) assets and operations; and (iii) personnel.

In the event that each of TGAI and BIOLOGIX do not notify the other in writing prior to 5:00 p.m. (Vancouver time) on October 1, 2012 (or such later date as the parties may mutually agree upon) that the results of their investigations are satisfactory and they are willing to negotiate and enter into the Transaction Agreement, this letter agreement shall terminate and be of no further force effect.

3.     Definitive Transaction Agreement

Upon the satisfactory completion of digilence by BIOLOGIX and TGAI, the parties shall negotiate the terms of the Transaction Agreement, acting reasonably and in good faith, with a view to executing agreement on or before October 3, 2012.

4.     Standstill

During the period from the satisfactory completion of diligence until this letter agreement is either superseded by the Transaction Agreernent or terminated pursuant to section 2, BIOLOGIX agrees that it will:

(a)	not solicit offers or have discussion with any third parties regarding its sale of its shares or assets or any other form of business combination,

(b)	conduct its business only in, and not take any action except in, the usual, ordinary and regular course of business consistent with past practice, and

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair.com

(c)	not pay any dividends engage in non-arms Icngth transactions with their shareholders, or redeem in excess of 1% of its currently outstanding shares.

5.     Transaction Costs

In the event that this Transaction does not close, each of the parties will bc responsible for all costs (including, but not limited to, financial advisory, accounting. legal and other professional or consulting fees and expenses) incurred by it in connection with the transaction contemplated hereby.

6.     Publicity

Neither party will make any announcement, issue any pass release or otherwise disclose the existence of this letter, without the prior written consent of the other party.

BIOLOGIX acknowledges that, as a reporting issuer (Trading Symbol: "TGPO" listed on the OTCBB), TGAI will be required to give public disclosure about the Transaction.

7.     Confidentiality Agreements

Each party will agree to keep the existence and the terms of this Letter of Intent confidential and will not make any disclosure except where disclosure is required by law. In addition, each party agrees that any information provided to the other in connection with the negotiation and entering into of the definitive agreernents for the Transaction will be maintained in ccmfidence, will not be disclosed to any other party, other than each party's respective professional advisors, except where disclosure is compelled by applicable law and will not be uscd by the party for any purpose other than the evaluation and completion of the Transaction. Each party will ensure that its respective officers, directors, employees and consultants will agree to maintain all information in connection with this Letter of Intent and the business combination transactions confidential. All obligations regarding confidentiality will survive termination of this Letter of Intent.

8.     General

This letter will be governed by and construed in accordance with the laws of the State of Nevada. TGAI and BIOLOGIX submit to the jurisdiction of the State of  Nevada wilh respect to any rnatters arising out of this letter.

This letter will not constitute an offer capable of acceptance. Upon the written confirmation the general terms and conditions set out in this letter by the parties to whom it is addressed, it will constitute it non-legally binding memorandum of understanding (except for paragraphs 4, 6 and 7) between us with respect to the principal terms and conditions to be included in a definitive agreement.

If you are in agreement with the foregoing, please confirm that this letter Accurately sets forth your understanding of the terms of the proposed Transaction and the other matters set forth.

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair.com

herein, by signing a copy of this letter below and returning it to us prior to 5:00 p.m. (Vancouver time) on September 21, 2012, failing which this Letter shall he null and void.

This letter may be executed in any numbcr of counterparts, each of when executed and delivered (including by way of facsimile) is an original but all of which. taken together shall constitute one and the same instrument.

We look forward to working together.

Yours very truly,

BIOLOGIX HAIR INC.

By:	/s/ Ron Holland
Per: Ron Holland, Director, Chairman and CEO

Agreed and confirmed this 21st day of September, 2012.

T & G Apothecary, Inc.

By:
Per: Lilia Roberts, Director, President & CEO

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair

herein, by signing a copy of this letter below and returning it to us prior to 5:00 p.m. (Vancouver time) on September 21, 2012, failing which this Letter shall he null and void.

This letter may be executed in any numbcr of counterparts, each of when executed and delivered (including by way of facsimile) is an original but all of which. taken together shall constitute one and the same instrument.

We look forward to working together.

Yours very truly,

BIOLOGIX HAIR INC.

By:	/s/ Ron Holland
Per: Ron Holland, Director, Chairman and CEO

Agreed and confirmed this 21st day of September, 2012.

T & G Apothecary, Inc.

By:	/s/ Lilia Roberts
Per: Lilia Roberts, Director, President & CEO

BIOLOGIX HAIR INC.	web: www.biologixhair.com
82 Avenue Road Toronto, Ontario Canada. M5R 2H2	email: info@biologixhair